UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2015

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596
(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 11, 2015, Xerium Technologies, Inc. (the "Company") held its 2015 Annual Meeting of Stockholders (the "2015 Annual Meeting"). The voting results for each proposal, which were set forth in the Company's proxy statement for the 2015 Annual Meeting, are set forth below.

Election of the director nominees listed below to serve on the Board of Directors of the Company for a term of one year:

Director	Votes For	Votes Withheld	Broker Non-Votes
Roger A. Bailey	12,164,736	263,209	1,328,486
Harold C. Bevis	12,254,065	173,880	1,328,486
Ambassador April H. Foley	11,775,890	652,055	1,328,486
Jay J. Gurandiano	11,869,517	558,428	1,328,486
John F. McGovern	12,255,054	172,891	1,328,486
James F. Wilson	12,014,592	413,353	1,328,486

Additionally, the following matters were voted upon at the meeting and the votes cast with respect to such matters were as follows:

	Votes Cast
	For	Against	Abstain	Broker Non-Votes
Ratification of appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015	13,735,716	19,506	1,209	—
Re-approval of the material terms of the performance goals included in the 2010 Executive Incentive Plan	10,492,203	1,933,359	2,383	1,328,486

As a result of the stockholder vote at the 2015 Annual Meeting, (i) each of the director nominees listed above was elected to serve until the 2016 Annual Meeting, (ii) the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015 was ratified and (iii) the material terms of the performance goals included in the 2010 Executive Incentive Plan were re-approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date:	September 15, 2015	By:	/s/ Kevin McDougall
		Name:	Kevin McDougall
		Title:	Executive Vice President, General Counsel and Secretary